     As filed with the Securities and Exchange Commission on March 2, 2001
                                                    Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                VERITAS DGC INC.
             (Exact name of registrant as specified in its charter)

                  DELAWARE                                          76-0343152
(State or other jurisdiction of incorporation or       (I.R.S. Employer Identification No.)
                organization)

            10300 TOWN PARK DRIVE
                HOUSTON, TEXAS                                         77072
    (Address of Principal Executive Offices)                         (Zip Code)

            VERITAS DGC INC. 2001 KEY EMPLOYEE RESTRICTED STOCK PLAN
                            (Full title of the plan)

                                 ANTHONY TRIPODO
                                VERITAS DGC INC.
         EXECUTIVE VICE PRESIDENT, CHIEF FINANCIAL OFFICER AND TREASURER
                              10300 TOWN PARK DRIVE
                              HOUSTON, TEXAS 77072
                     (Name and address of agent for service)

                                  832-351-8300
          (Telephone number, including area code, of agent for service)

                                    Copy to:

                           FULBRIGHT & JAWORSKI L.L.P.
                            1301 MCKINNEY, SUITE 5100
                              HOUSTON, TEXAS 77010
                                 (713) 651-5151
                           ATTENTION: CHARLES H. STILL

                                   ----------

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [X]

                                                     CALCULATION OF REGISTRATION FEE

====================================================================================================================================
 TITLE OF SECURITIES TO                                PROPOSED MAXIMUM OFFERING         PROPOSED MAXIMUM              AMOUNT OF
     BE REGISTERED          AMOUNT TO BE REGISTERED        PRICE PER SHARE(2)       AGGREGATE OFFERING PRICE(2)    REGISTRATION FEE
------------------------  --------------------------  ---------------------------  -----------------------------  ------------------
Common Stock, $.01 par
value(1)                        200,000 shares                   $30.25                      $6,050,000                  $1,513
====================================================================================================================================

(1) Includes preferred stock purchase rights associated with the common stock. Since no separate consideration is payable for such rights, the registration fee for such securities is included in the fee for common stock.

(2) Estimated in accordance with Rule 457(c) and (h) solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of the Common Stock as reported by the NYSE on February 28, 2001.

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents are hereby incorporated by reference in this Registration Statement:

     1. The Annual Report on Form 10-K of Veritas DGC Inc., a Delaware corporation (the "Registrant"), for the fiscal year ended July 31, 2000;

     2. The Quarterly Report on Form 10-Q of the Registrant for the quarterly period ended October 31, 2000; and

     3. The Current Report on Form 8-K of the Registrant dated January 15, 2001.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the date of the filing hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

     You may request, orally or in writing, a copy of these documents, which will be provided at no cost to you, by contacting:

          Veritas DGC Inc.
          10300 Town Park Drive
          Houston, Texas 77072
          (832) 351-8300
          Attn: Larry L. Worden,
          Vice President, General Counsel
          and Secretary

ITEM 4. DESCRIPTION OF SECURITIES.

                          DESCRIPTION OF CAPITAL STOCK

     Our restated certificate of incorporation authorizes 40,000,000 ordinary shares, par value $0.01 per share. Ordinary shares consist of common stock, a series of Veritas Energy Services special voting stock, and a series of Enertec special voting stock. Our restated certificate of incorporation also authorizes 1,000,000 shares of preferred stock, par value $0.01 per share.

COMMON STOCK

     Voting Rights. The holders of the common stock are entitled to one vote for each share held of record in the election of directors and on all other matters submitted to a vote of stockholders. No pre-emptive rights, conversion rights, redemption rights or sinking fund provisions are applicable to the common stock. The common stock does not have cumulative voting rights. Accordingly, the holders of more than 50% of the shares, including the exchangeable shares described below, may elect all of the directors and, in that event, the holders of the remaining shares will not be able to elect any directors.

     Dividends. Common stockholders may receive dividends when declared by the board of directors. Dividends may be paid in cash, stock or another form. However, certain of our existing debt agreements contain covenants that currently restrict us from paying dividends.

     Fully Paid. All outstanding shares of common stock are fully paid and non-assessable. Any additional common stock we issue will also be fully paid and non-assessable.

     Other. We will notify common stockholders of any stockholders' meetings according to applicable law. If we liquidate, dissolve or wind up our business, either voluntarily or not, common stockholders will share equally in the assets remaining after we pay our creditors and preferred stockholders.

     Transfer Agent and Registrar. Our transfer agent and registrar is ChaseMellon Shareholder Services, L.L.C., Dallas, Texas.

SPECIAL VOTING STOCK AND EXCHANGEABLE SHARES

     Two shares of special voting stock of Veritas DGC are authorized and outstanding as a series of common shares. One special voting share was issued in connection with the combination of Digicon Inc. (Veritas DGC's former name) and Veritas Energy Services Inc. in August 1996. The other special voting share was issued in connection with the combination of Veritas DGC, Veritas Energy Services and Enertec Resources Inc. in September 1999.

     These special voting shares possess a number of votes equal to the number of outstanding Veritas Energy Services exchangeable shares and Veritas Energy Services class A exchangeable shares, series 1 that are not owned by Veritas DGC or any of its subsidiaries. Such exchangeable shares were issued to the former shareholders of Veritas Energy Services and Enertec Resources in business combinations with Veritas DGC. In any matter submitted to Veritas DGC stockholders for a vote, each holder of a Veritas Energy Services exchangeable share has the right to instruct a trustee as to the manner of voting for one of the votes comprising the Veritas Energy Services special voting share for each Veritas Energy Services exchangeable share owned by the holder. Likewise, in any matter submitted to Veritas DGC stockholders for a vote, each holder of a Veritas Energy Services class A exchangeable share, series 1 has the right to instruct a trustee as to the manner of voting for one of the votes comprising the Enertec special voting share for each Veritas Energy Services class A exchangeable shares, series 1 owned by the holder. The Veritas Energy Services exchangeable shares and the Veritas Energy Services class A exchangeable shares, series 1 are convertible on a one-for-one basis into shares of the common stock and, when coupled with the voting rights afforded by the special voting shares, have rights virtually identical to Veritas DGC common stock.


PREFERRED STOCK

     There are no shares of preferred stock presently outstanding. A series of 400,000 shares of preferred stock has been designated for use in connection with the rights plan (the rights plan is explained below). Our board of directors can, without approval of our stockholders, issue one or more series of preferred stock. If we offer preferred stock, the board will determine the number of shares and the rights, preferences and limitations of each series. These rights, preferences and limitations may include:

     - specific designations;

     - number of shares;

     - liquidation value;

     - dividend rights;

     - liquidation and redemption rights;

     - voting rights;

     - other rights, including conversion or exchange rights, if any; and

     - any other specific terms.

In some cases, the issuance of preferred stock could delay a change in control of Veritas DGC and make it harder to remove present management. Under certain circumstances, preferred stock could also restrict dividend payments to holders of our common stock.

RIGHTS PLAN

     General. Under the rights plan, each share of Veritas DGC common stock and each of the exchangeable shares described above has attached to it one right.

The right is represented by a certificate which is the same certificate representing the Veritas DGC common stock. Each right entitles the registered holder to purchase from Veritas DGC one one-thousandth of a share of series A junior participating preferred stock of Veritas DGC ("series A preferred stock") at a purchase price of $100. The purchase price is subject to adjustment. Until the distribution date, the rights will be transferred with and only with the Veritas DGC common stock certificates. The rights are not exercisable until after the distribution date and are subject to termination of any extended redemption periods described below. The rights expire at the close of business on May 15, 2007, unless they are earlier redeemed by Veritas DGC. The holder of unexercised rights has no rights as a stockholder of Veritas DGC, including, without limitation, the right to vote or to receive dividends.

     Separation of Rights from Veritas DGC Common Stock. The rights will separate from Veritas DGC common stock and a distribution date will occur upon the earlier of two possible times. The first such time is ten business days following a public announcement that a person or group of affiliated or associated persons (an "acquiring person") has acquired, or has the right to acquire, the ownership of 15% or more of the outstanding shares of Veritas DGC common stock (the "stock acquisition date"). The second possible time is ten business days following the commencement of a tender or exchange offer which would result in a person or group owning 15% or more of such outstanding shares of the Veritas DGC common stock (the "tender offer date"). The board of directors of Veritas DGC may set a later tender offer date if a majority of the continuing directors agree to do so and there are five continuing directors then in office.

     Continuing Director. A continuing director is any member of the board of directors of Veritas DGC who was a member of the board on May 15, 1997, or who was elected to the board after May 15, 1997 and was recommended or approved by a majority of at least five continuing directors. An acquiring person, or an affiliate or associate of an acquiring person, or such representative is not a continuing director.

     Triggering Events. Each holder of a right (other than the acquiring person, certain related parties and transferees) will have the right to purchase, upon exercise of a right, a number of one one-thousandth fractional share interests in series A preferred stock determined by dividing the purchase price by 50% of the then current market price of the common stock if, among other things:

     - Veritas DGC is the surviving corporation in a merger or other business combination with an acquiring person; or

     - any person shall become the beneficial owner of more than 15% of the outstanding shares of the Veritas DGC common stock, except:

      - pursuant to certain consolidations or mergers involving Veritas DGC or sales or transfers of the combined assets or earning power of Veritas DGC and its subsidiaries; or

      - pursuant to an offer for all outstanding shares of the Veritas DGC common stock at a price and upon terms and conditions which a majority of the board of directors and a majority of the continuing directors determine to be in the best interests of Veritas DGC and its stockholders, and provided at least five continuing directors are then in office.

Because of the nature of the voting, dividend and liquidation rights of the series A preferred stock, each of the one-thousandth fractional share interests in series A preferred stock should approximate the value of a share of Veritas DGC common stock. Therefore, it is anticipated that the value of the series A preferred stock purchased upon exercise of the rights will be approximately twice the exercise price paid. For example, at the exercise price of $100 per right, each right not owned by an acquiring person (or by certain related parties and transferees) following a triggering event set forth above would entitle its holder to purchase $200 worth of series A preferred stock for $100. Assuming that the series A preferred stock had a per share market price of $40 at such time (with each one-thousandth share of series A preferred stock valued at one share of common stock), the holder of each valid right would be entitled to purchase five one one-thousandth shares of the series A preferred stock for $100. Rights are not exercisable following the occurrence of any of the triggering events described above until the rights are no longer redeemable by Veritas DGC as described below. Notwithstanding any of the foregoing, following the occurrence of any of the triggering events described in this paragraph, all rights that are, or (under certain circumstances specified in the rights plan) were, beneficially owned by any acquiring person will be null and void.

     If at any time following the stock acquisition date:

     - Veritas DGC is acquired in a merger or other business combination transaction in which Veritas DGC is not the surviving corporation;

     - Veritas DGC is the surviving corporation in a consolidation or merger pursuant to which all or part of the outstanding shares of Veritas DGC common stock are changed into or exchanged for stock or other securities of any other person or cash or any other property; or

     - more than 50% of the combined assets or earning power of Veritas DGC and its subsidiaries is sold or transferred (in each case other than certain consolidations with, mergers with and into, or sales of assets or earning power by or to subsidiaries of Veritas DGC as specified in the rights agreement);

each holder of a right (except rights that previously have been voided as set forth above) will have the right to exercise and receive common stock of the acquiring company having a value equal to two times the exercise price of the right. The events described in this paragraph and in the preceding paragraph are referred to as the triggering events.

     Redemption of Rights. At any time until ten business days following the stock acquisition date, Veritas DGC may redeem the rights in whole, but not in part, at a price of $0.001 per right. The Veritas DGC board may set a later date to redeem the rights if a majority of the continuing directors then in office agree. Redemption of the rights is payable in cash, shares of Veritas DGC common stock or other consideration deemed appropriate by the board of directors. Rights may not be redeemed during the 180 day period after any person becomes an acquiring person unless the redemption is approved by a majority of continuing directors.

     Anti-takeover Effects. The rights have certain anti-takeover effects. They may reduce or eliminate:

     - two-tiered or other partial offers that do not offer fair value for all Veritas DGC common stock;

     - the accumulation by a third party of 15% or more of the Veritas DGC common stock in open-market or private purchases in order to influence or control the business and affairs of Veritas DGC without paying an appropriate premium for a controlling position in Veritas DGC; and

     - the accumulation of shares of Veritas DGC common stock by third parties in market transactions for the primary purpose of attempting to cause Veritas DGC to be sold.

The rights will also cause the substantial dilution of shareholder voting strength to a person or group that attempts to acquire Veritas DGC in a manner defined as a triggering event. This is not so if the acquiring person's offer is conditioned on a substantial number of rights being acquired. The rights should not affect any prospective offeror who is willing:

     - to make an offer for all outstanding shares of Veritas DGC common stock and other voting securities at a price and terms that are in the best interests of Veritas DGC and its stockholders as determined by the board of directors; or

     - to negotiate with the board of directors because as part of any negotiated transaction the rights would either be redeemed or otherwise made inapplicable to the transaction.

The rights should also not interfere with any merger or other business combination approved by the board of directors since the board may, at its option, choose to redeem all, but not less than all, of the then outstanding rights at the $.001 redemption price. The board may exercise this option at any time until ten business days following the stock acquisition date.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Certain legal matters with respect to the validity of the common stock offered hereby will be passed upon for us by Fulbright & Jaworski L.L.P., Houston, Texas.

     The consolidated financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K of Veritas DGC Inc. for the year ended July 31, 2000, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Restated Certificate of Incorporation (with Amendments) and Bylaws of Veritas DGC require Veritas DGC to indemnify Veritas DGC's directors and officers to the fullest extent permitted under Delaware law. In addition, Veritas DGC has entered into indemnification agreements with each of its officers and directors providing for indemnification to the fullest extent permitted under Delaware law. Veritas DGC's Restated Certificate of Incorporation (with Amendments) limits the personal liability of a director to Veritas DGC or its stockholders to damages for breach of the director's fiduciary duty.

     Section 145 of the Delaware General Corporation Law permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys'

fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action.

     In a suit brought to obtain a judgment in the corporation's favor, whether by the corporation itself or derivatively by a stockholder, the corporation may only indemnify for expenses, including attorney's fees, actually and reasonably incurred in connection with the defense or settlement of the case, and the corporation may not indemnify for amounts paid in satisfaction of a judgment or in settlement of the claim. In any such action, no indemnification may be paid in respect of any claim, issue or matter as to which such persons shall have been adjudged liable to the corporation except as otherwise provided by the Delaware Court of Chancery or the court in which the claim was brought. In any other type of proceeding, the indemnification may extend to judgments, fines and amounts paid in settlement, actually and reasonably incurred in connection with such other proceeding, as well as to expenses (including attorneys' fees).

     The statute does not permit indemnification unless the person seeking indemnification has acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interest of the corporation and, in the case of criminal actions or proceedings, the person had no reasonable cause to believe his conduct was unlawful. There are additional limitations applicable to criminal actions and to actions brought by or in the name of the corporation. The determination as to whether a person seeking indemnification has met the required standard of conduct is to be made (i) by a majority vote of a quorum of disinterested members of the board of directors, or (ii) by independent counsel in a written opinion, if such a quorum does not exist or if the disinterested directors so direct, or (iii) by the stockholders.

     Section 145 of the Delaware General Corporation Law also authorizes the Registrant to purchase and maintain insurance on behalf of any person who is or was an officer or director the Registrant against liability asserted against or incurred by him in any such capacity, whether or not the Registrant would have power to indemnify such officer or director against such liability under the provisions of Section 145. Veritas DGC has purchased insurance on behalf of its directors and officers against certain liabilities that may be asserted against, or incurred by, such persons in their capacities as directors or officers of the Registrant, or that may arise out of their status as directors or officers of the registrant, including liabilities under the federal and state securities laws.


ITEM 8. EXHIBITS.

4.1 Restated Certificate of Incorporation with amendments of Veritas DGC Inc. dated August 30, 1996. (Exhibit 3.1 to Veritas DGC Inc.'s Current Report on Form 8-K dated September 16, 1996 is incorporated herein by reference.)

4.2 Certificate of Ownership and Merger of New Digicon Inc. and Digicon Inc. (Exhibit 3-B to Digicon Inc.'s Registration Statement No. 33-43873 dated November 12, 1991 is incorporated herein by reference.)

4.3 Certificate of Amendment to Restated Certificate of Incorporation of Veritas DGC Inc. dated September 30, 1999. (Exhibit 3-D to Veritas DGC Inc.'s For 10-K for the year ended July 31, 1999 is incorporated herein by reference.)

4.4 By-laws of Veritas DGC Inc. as amended and restated March 7, 2000 (Exhibit 3-E to Veritas DGC Inc.'s Form 10-Q for the quarter ended January 31, 2000 is incorporated herein by reference)

  4.5 Specimen Veritas DGC Inc. Common Stock certificate. (Exhibit 4-C to Veritas DGC Inc.'s Form 10-K for the year ended July 31, 1996 is incorporated herein by reference.)

  4.6 Rights Agreement between Veritas DGC Inc. and ChaseMellon Shareholder Services, L.L.C. dated as of May 15, 1997. (Exhibit 4.1 to Veritas DGC Inc.'s Current Report on Form 8-K filed May 27, 1997 is incorporated herein by reference.)

  4.7 Form of Restricted Stock Grant Agreement. (Exhibit 4.8 to Veritas DGC Inc.'s Registration Statement No. 333-48953 dated March 31, 1998 is incorporated herein by reference.)

  4.8 Restricted Stock Plan as amended and restated March 7, 2000. (Exhibit 4-F to Veritas DGC Inc.'s Form 10-Q for the quarter ended April 30, 2000 is incorporated herein by reference.)

  4.9 Key Contributor Incentive Plan as amended and restated March 9, 1999. (Exhibit 4.9 to Veritas DGC Inc.'s Registration Statement No. 333-74305 dated March 12, 1999 is incorporated herein by reference.)

 *4.10 Veritas DGC Inc. 2001 Key Employee Restricted Stock Plan

 *5.1  Opinion of Fulbright & Jaworski L.L.P.

*23.1  Consent of PricewaterhouseCoopers LLP

*24.1  Power of attorney (included on signature page)

-------------

* Filed herewith.


ITEM 9. UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar volume of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the State of Texas, on March 2, 2001.


                                       VERITAS DGC INC.


                                       By: /s/ David B. Robson
                                          ------------------------------------
                                                     David B. Robson
                                          Chairman and Chief Executive Officer


                                POWER OF ATTORNEY

     Each individual whose signature appears below constitutes and appoints David B. Robson, Stephen J. Ludlow, Timothy L. Wells, Anthony Tripodo, Rene M.J. VandenBrand and Larry L. Worden, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and all exhibits thereto and all documents in connection therewith with the Securities and Exchange Commission, granting said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in their respective capacities on March 2, 2001.


       /s/ David B. Robson
----------------------------------------
           David B. Robson                                       Chairman of the Board and Chief Executive Officer
                                                                           (principal executive officer)

      /s/ Stephen J. Ludlow
----------------------------------------
          Stephen J. Ludlow                                                   Vice Chairman, Director

      /s/ Timothy L. Wells
----------------------------------------
          Timothy L. Wells                                             President and Chief Operating Officer

      /s/ Anthony Tripodo
----------------------------------------
          Anthony Tripodo                                        Executive Vice President, Chief Financial Officer and
                                                                                      Treasurer
                                                                     (principal financial and accounting officer)

----------------------------------------
         Clayton P. Cormier                                                            Director


     /s/ Lawrence C. Fichtner
----------------------------------------
         Lawrence C. Fichtner                                                         Director

        /s/ James R. Gibbs
----------------------------------------
            James R. Gibbs                                                            Director

      /s/ Steven J. Gilbert
----------------------------------------
          Steven J. Gilbert                                                           Director


----------------------------------------
           Brian F. MacNeill                                                          Director

           /s/ Jan Rask
----------------------------------------
               Jan Rask                                                               Director

                                  EXHIBIT INDEX


EXHIBIT
NUMBER                                  DESCRIPTION
------                                  -----------

4.1           Restated Certificate of Incorporation with amendments of Veritas
              DGC Inc. dated August 30, 1996. (Exhibit 3.1 to Veritas DGC Inc.'s
              Current Report on Form 8-K dated September 16, 1996 is incorporated herein by reference.)

4.2           Certificate of Ownership and Merger of New Digicon Inc. and
              Digicon Inc. (Exhibit 3-B to Digicon Inc.'s Registration Statement
              No. 33-43873 dated November 12, 1991 is incorporated herein by reference.)

4.3 Certificate of Amendment to Restated Certificate of Incorporation of Veritas DGC Inc. dated September 30, 1999. (Exhibit 3-D to
              Veritas DGC Inc.'s For 10-K for the year ended July 31, 1999 is incorporated herein by reference.)

4.4           By-laws of Veritas DGC Inc. as amended and restated March 7, 2000
              (Exhibit 3-E to Veritas DGC Inc.'s Form 10-Q for the quarter ended
              January 31, 2000 is incorporated herein by reference)

4.5 Specimen Veritas DGC Inc. Common Stock certificate. (Exhibit 4-C to Veritas DGC Inc.'s Form 10-K for the year ended July 31, 1996 is incorporated herein by reference.)

4.6           Rights Agreement between Veritas DGC Inc. and ChaseMellon
              Shareholder Services, L.L.C. dated as of May 15, 1997. (Exhibit
              4.1 to Veritas DGC Inc.'s Current Report on Form 8-K filed May 27,
              1997 is incorporated herein by reference.)

4.7           Form of Restricted Stock Grant Agreement. (Exhibit 4.8 to Veritas
              DGC Inc.'s Registration Statement No. 333-48953 dated March 31,
              1998 is incorporated herein by reference.)
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


 4.8           Restricted Stock Plan as amended and restated March 7, 2000.
               (Exhibit 4-F to Veritas DGC Inc.'s Form 10-Q for the quarter ended
               April 30, 2000 is incorporated herein by reference.)

 4.9           Key Contributor Incentive Plan as amended and restated March 9,
               1999. (Exhibit 4.9 to Veritas DGC Inc.'s Registration Statement
               No. 333-74305 dated March 12, 1999 is incorporated herein by reference.)

*4.10          Veritas DGC Inc. 2001 Key Employee Restricted Stock Plan

*5.1           Opinion of Fulbright & Jaworski L.L.P.

*23.1          Consent of PricewaterhouseCoopers LLP

*24.1          Power of attorney (included on signature page herein)

* Filed herewith.